Exhibit 5.1

October 24, 2024

Waste Connections, Inc.

3 Waterway Square Place, Suite 110

The Woodlands, Texas 77380

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

Waste Connections, Inc., an Ontario, Canada corporation (the “Company”), has engaged us to render the opinions we express below in connection with its Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date of this opinion pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of debt securities, which may be secured or unsecured (the “Debt Securities”), in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”).

The Debt Securities will be issued pursuant to the indenture, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), dated as of November 16, 2018, as amended, modified and/or supplemented by that certain First Supplemental Indenture, dated November 16, 2018, Second Supplemental Indenture, dated April 16, 2019, Third Supplemental Indenture, dated January 23, 2020, Fourth Supplemental Indenture, dated March 13, 2020, Fifth Supplemental Indenture dated September 20, 2021, Sixth Supplemental Indenture dated March 9, 2022, Seventh Supplemental Indenture dated August 18, 2022, Eighth Supplemental Indenture dated February 21, 2024, and Ninth Supplemental Indenture dated June 13, 2024 (as so amended and supplemented, the “Indenture”), qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities.

In connection with the delivery of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the exhibits thereto.

In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

In rendering the opinions set forth below, we have also assumed that (i) at the time of offer, issuance and sale of any Debt Securities, the Registration Statement, and any other required post-effective amendments thereto, will be effective under the Securities Act, any required prospectus supplement and/or term sheet with respect to such Debt Securities (the “Prospectus Supplement”) will have been prepared and filed with the Commission and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, a definitive underwriting agreement (each, a “Underwriting Agreement”) with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) the Debt Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the Indenture as then supplemented; (v) the Debt Securities to be offered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (vi) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Debt Securities being offered; and (vii) the Debt Securities to be offered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

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In rendering the opinions expressed below with respect to the Offered Debt Securities referred to therein, we have additionally assumed that: (i) the Trustee will have all requisite power and authority to execute, deliver, and perform its obligations under any supplemental indenture to the Indenture; (ii) at the time of execution of any supplemental indenture to the Indenture, the execution and delivery thereof and the performance of such obligations will have been duly authorized by all necessary action on the Trustee’s part, and the Indenture, as so supplemented, will have been duly delivered by it; (iii) at the time of execution of any supplemental indenture to the Indenture, the Indenture, as so supplemented, will be enforceable against the Trustee in accordance with the terms thereof; and (iv) the Company is and at all times material hereto will be a corporation duly organized and validly existing under the laws of the jurisdiction under which it is currently organized.

Based upon and subject to the foregoing, and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

With respect to any Offering of any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement (or term sheet) with respect to the Offered Debt Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) an Underwriting Agreement (if applicable) has been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms, as well as the terms of the issuance and sale, of the Offered Debt Securities have been duly established in conformity with the Indenture (as supplemented) so as not to (A) violate any applicable law, (B) violate the Articles of Amalgamation or the By-law No. 1 of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities are duly executed and authenticated in accordance with the provisions of the Indenture (as supplemented) and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture (as supplemented) and the applicable Underwriting Agreement, if any, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of rights or defenses with respect to stay, extension or usury laws, (e) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currencies, currency units, or composite currencies and (f) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

In rendering the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Debt Securities, there shall not have occurred any change in law affecting the validity or enforceability of such Debt Securities.

With respect to any agreement or instrument (other than the Indenture) reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Texas, our opinions herein are based solely on our understanding of the plain language of such agreement or instrument and we do not express our opinion with respect to the interpretation, validity, binding nature, or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

We do not express any opinion herein with respect to the law of any jurisdiction other than the States of Texas and New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the States of Texas and New York), and applicable federal law. With respect to the laws of Ontario, Canada, Bennett Jones LLP is filing its opinion concurrently with this opinion as part of the Registration Statement. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Locke Lord LLP